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                                                                     Exhibit 8.1

_______________, 1998

(212) 351-4000                                                     C 97812-00004

Werner Holding Co. (DE), Inc.
Werner Holding Co. (PA), Inc.
Werner Co.
Gold Medal Ladder Company
Kentucky Ladder Company
Florida Ladder Company
Werner Management Co.
Werner Financial Inc.
R.D. Arizona Ladder Corp.
WIP Technologies, Inc.
Ardee Investment Co., Inc.
Olympus Properties, Inc.
Phoenix Management Services, Inc.
1105 North Market Street
Suite 1300
Wilmington, Delaware 19899

         Re:      Werner Holding Co. (DE), Inc.

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of Werner Holding Co. (DE), Inc., a Delaware corporation (the "Company"), Werner Holding Co. (PA), Inc., a Pennsylvania corporation, Werner Co., a Pennsylvania corporation, Gold Medal Ladder Company, a Pennsylvania corporation, Kentucky Ladder Company, a Pennsylvania corporation, Werner Management Co., a Pennsylvania corporation, Phoenix Management Services, Inc., a Pennsylvania corporation, Werner Financial Inc., a Delaware corporation, WIP Technologies, Inc., a Delaware corporation, Ardee Investment


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Werner Holding Co. (DE), Inc., et al.
_______________, 1998

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Co., Inc., a Delaware corporation, Florida Ladder Company, a Florida corporation, R.D. Arizona Ladder Corp., an Arizona corporation, and Olympus Properties, Inc., an Illinois corporation, to be filed in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed issuance of up to $135,000,000 aggregate principal amount of the Company's 10% Series A Senior Subordinated Notes Due 2007 in exchange for a like principal amount of the Company's outstanding 10% Senior Subordinated Notes Due 2007.

         We hereby confirm our opinions set forth in the Registration Statement under the caption "The Exchange Offer - Federal Income Tax Consequences." Furthermore, it is our opinion that the discussion under the caption "The Exchange Offer - Federal Income Tax Consequences," to the extent it discusses matters of law or legal conclusions, is correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the captions "Legal Matters" and "The Exchange Offer - Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                               Very truly yours,

                                               GIBSON, DUNN & CRUTCHER LLP